SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K



                          CURRENT REPORT



                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): January 14, 2000

                      ADEN ENTERPRISES, INC.
      (Exact name of registrant as specified in its charter)





   California         00-18140            87-0447215
 (State or other  (Commission File     (I.R.S. Employer
 jurisdiction of      Number)       Identification Number)
incorporation or
  organization)

                     13314 "I" Street, Omaha, Nebraska 68137
              (Address of principal executive offices) (ZIP Code)






               Registrant's telephone number, including area code:
                                 (402) 334-5556

Item 5.    Other Events

      The Registrant entered into a Securities Loan Agreement (the "Agreement"), dated as of January 14, 2000, with Michael S. Luther and Daniel A. Koch
(collectively, the "Lenders"). The Agreement memorialized the parties' understanding regarding the loan to the Registrant of in the aggregate 51,804,464 shares of the Registrant's common stock held by the Lenders (the "Shares"). The Agreement permitted the Registrant to cause the certificates representing the Shares to be cancelled on the Registrant's stock register and to issue new certificates representing the Shares to such persons as the Registrant has designated or may from time to time designate. The holders of such certificates shall be entitled to vote the Shares to the full extent permitted by law.

     The Agreement further provided that the Registrant shall use its best efforts to cause its articles of incorporation to amended to increase the number of authorized shares. When and if such amendment is effected in accordance with the California General Corporation Law, the Registrant is obligated to issue to the Lenders new certificates representing their respective Shares. Except for this obligation to issue new certificates, neither of the Lenders received (or are entitled to receive) any fee or other compensation in connection with the transactions contemplated in the Agreement. Each of the Lenders shall be responsible for paying any taxes attendant with such transactions and shall be responsible for filing at their own expense all reports required to be filed by them under the Securities Exchange Act of 1934, as amended.

                             SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ADEN ENTERPRISES, INC.



                                   By:   /s/ Michael S. Luther
                                         ---------------------
                                         Michael S. Luther
                                         Chief Executive Officer
                                         and Chairman of the Board of Directors

Date: January 14, 2000

                           EXHIBIT INDEX


EXHIBIT
NUMBER     DESCRIPTION
------     -----------

99.1 Securities Loan Agreement, dated as of January 14, 2000, by and among Registrant, Michael S. Luther and Daniel A. Koch